EXHIBIT 99.1

Tauriga Sciences Inc. Completes $5 Million Stock Purchase Agreement with New York Based Institutional Investor Magna Group through Flagship Equity Enhancement Program

New York, NY -- /MARKETWIRE/ -- June 05, 2013 – Tauriga Sciences, Inc. (OTCBB: TAUG) (“Tauriga” or the “Company”), a diversified life sciences company focused on investing in proprietary biotherapeutics and diagnostics, novel medical devices and consumer healthcare, is pleased to announce that the Company has entered into a common stock purchase agreement for a $5 million Equity Enhancement Program with a Magna Group affiliate fund, Hanover Holdings I, LLC (the “Investor”), headquartered in New York, NY. The program will enable Tauriga Sciences to capitalize on important business opportunities that will increase shareholder value.

The Equity Enhancement Program, a Magna Group proprietary product, allows, but does not obligate, the Company to issue and sell up to $5 million of shares of common stock to the Investor as needed over the 36-month period following the effectiveness of a registration statement the Company has agreed to file with the Securities and Exchange Commission by no later than June 24, 2013 to register the resale of the stock by the Investor.

Tauriga's CEO Mr. Seth M. Shaw stated, "The execution of this stock purchase agreement is a major milestone for the Company as it establishes an important financial safety net at terms highly beneficial to the shareholders.  The Company will coordinate closely with its institutional investors if and when management decides to secure capital through this instrument.  The Company deeply appreciates the confidence that Magna Group has demonstrated in its business model and future prospects."

"We are pleased to build off of our initial Convertible Note investment with Tauriga Sciences”, stated Joshua Sason, the Chief Executive Officer of Magna Group. “To this point, we have enjoyed working with the Company and are excited to build on our relationship through our Equity Enhancement Program. We feel that this structure is an excellent resource for Tauriga as they look to continue to increase value by expanding the Company’s healthcare portfolio.”

About Tauriga Sciences, Inc. (OTCBB: TAUG):

Tauriga Sciences, Inc. is a life sciences company that focuses on proprietary biotherapeutics and diagnostics, novel medical devices and consumer healthcare. The mission of the Company is to acquire and build a diversified portfolio of medical technology assets that is capital efficient and of significant value to the shareholders. The Company's business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. The Company's new corporate website can be found at  www.taurigasciences.com.

About Magna Group

Magna Group is a leading alternative investment firm that makes innovative structured investments and provides financial partnership to its portfolio companies; public and private, domestic and international. With a focus on the small and lower-middle markets, Magna Group maintains an active long portfolio of over 40 emerging growth and development stage companies at any given time. As a financial partner, Magna Group prioritizes relationship and works closely with portfolio companies to develop customized equity, debt and hybrid investment solutions. Please visit www.magnagroupcapital.com for more information.

DISCLAIMER

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission.

This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

For further information regarding Tauriga Sciences, Inc. contact:

Mr. Seth M. Shaw
Chairman & Chief Executive Officer
Tauriga Sciences, Inc.
www.taurigasciences.com
New York: +1-917-796-9926
Montreal: +1-514-840-3697
Email:  sshaw@tauriga.com